Exhibit 21

TRIBUNE COMPANY—LIST OF SUBSIDIARIES

	Jurisdiction of Incorporation	Other names under which subsidiary does business
PUBLISHING
Tribune Publishing Company	Delaware

The Baltimore Sun Company	Maryland	The Sun; baltimoresun.com

Homestead Publishing Company	Maryland	The Aegis; The Record; APG News; The Weekenders; Harford Magazine; Harford Business Ledger; TheAegis.com; harfordledger.com

Patuxent Publishing Company	Maryland

Eldersburg Eagle; Westminster Eagle; Howard County Times; Columbia Flier; Laurel Leader; SoundOff; Catonsville Times; Arbutus Times; Owings Mills Times; Baltimore Messenger; Towson Times; Northeast Booster; Northwest Reporter; North County News; Jeffersonian; The View — Ellicott City; The View — West Howard County; The View — Catonsville; The View — Elkridge; Maryland Family; ChesapeakeHome Magazine; Howard/Columbia Magazine

Baltimore Newspaper Network, Inc.	Maryland

Chicago Tribune Company	Illinois	Chicago Tribune; chicagotribune.com; RedEye

Chicagoland Publishing Company	Delaware	Apartments.com Magazine; AutoFinder; Chicago Tribune Cars Magazine; Chicago Fashion Magazine; Chicago Home Magazine; Chicago Magazine; JobFinder; New Homes Guide; Relcon

Chicago Tribune Newspapers, Inc.	Illinois	Chicago Tribune
Chicago Tribune Press Service, Inc.	Illinois	Tribune Newspaper Network
Newspaper Readers Agency, Inc.	Illinois
Tribune Direct Marketing, Inc.	Delaware	Tribune Direct Marketing

The Daily Press, Inc.	Delaware	Daily Press; dailypress.com
Virginia Gazette Companies, LLC	Delaware	Virginia Gazette; vagazette.com
Virginia Community Shoppers, LLC	Delaware

E Z Buy & E Z Sell Recycler Corporation	Delaware

E Z Buy & E Z Sell Recycler Corporation of Southern California	Delaware	AutoBuys; AutoPix; AutoSeller; AutoTruckBuys; Big Truck & Equipment; Car Buys; Cycle&Boat Buys; EZ-Ads; Recycler; Recycler.com; RV Buys; Jobs; TruckBuys

The Renter, Inc.	Delaware

Forum Publishing Group, Inc.	Delaware	Jewish Journal

The Hartford Courant Company	Connecticut	Hartford Courant; courant.com; ctnow.com

Courant Specialty Products, Inc.	Connecticut

New Mass Media, Inc.	Massachusetts	Fairfield Weekly; Hartford Advocate; New Haven Advocate; Valley Advocate; Westchester Weekly

Heart & Crown Advertising, Inc.	Connecticut
TMLH2, Inc.	California
Hoy Publications, LLC	Delaware	Hoy; Hola Hoy; hoyinternet.com

Orlando Sentinel Communications Company	Delaware	Orlando Sentinel; orlandosentinel.com; Orlando City Book; El Sentinel; Sentinel Express; elsentinel.com

Neocomm, Inc.	Delaware	Neocomm of Delaware, Inc.

Sentinel Communications News Ventures, Inc.	Delaware
The Morning Call, Inc.	Pennsylvania	Morning Call; mcall.com
Direct Mail Associates, Inc.	Pennsylvania

Southern Connecticut Newspapers, Inc.	Connecticut	The Adovcate; stamfordadvocate.com; Greenwich Time; greenwichtime.com

TMLS1, Inc.	California

Sun-Sentinel Company	Delaware	Sun-Sentinel; sun-sentinel.com

Gold Coast Publications, Inc.	Delaware	City Link; City & Shore; Teen Link; Sun-Sentinel Direct; Sentinel; South Florida Parenting; Florida New Homes Guide

TMD, Inc.	Delaware
Newsday, Inc.	New York	Newsday; newsday.com
Distribution Systems of America, Inc.	New York

Star Community Publishing Group, LLC	Delaware	Huntington Pennysaver; Results Media; Shopper’s Guide; This Week; Yankee Trader
Hoy, LLC	New York	Hoy
Tribune Interactive, Inc.	Delaware	chicagosports.com; go2orlando.com; metromix.com

Tribune Los Angeles, Inc.	Delaware

Los Angeles Times Communications LLC	Delaware	The Burbank Leader; latimes.com; Glendale-News Press; La Canada Valley Sun; La Crescenta Valley Sun; Laguna Beach Coastline; Newport Beach/ Costa Mesa Daily Pilot; Times Community News

Los Angeles Times Newspapers, Inc.	Delaware

Tribune Manhattan Newspaper Holdings, Inc.	Delaware

Tribune New York Newspaper Holdings, LLC	Delaware	amNewYork

Tribune Media Services, Inc.	Delaware	Tribune Media Services International; tms.tribune.com; Zap2It
TMS Entertainment Guides, Inc.	Delaware
TMS Entertainment Guides Canada Corp	Canada
Tribune Media Services, BV	Netherlands

Tribune Media Net, Inc.	Delaware

Tribune National Marketing Company	Delaware

BROADCASTING AND ENTERTAINMENT

Tribune Broadcasting Company	Delaware	Tribune Cable; Tribune Creative Services Group; Tribune Plus; Tribune Plus Corporate Sales; Tribune Television

ChicagoLand Microwave Licensee, Inc.	Delaware
ChicagoLand Television News, Inc.	Delaware	ChicagoLand Television/CLTV News; cltv.com
KHCW Inc.	Delaware	KHCW-TV; khcw.com
KSWB Inc.	Delaware	KSWB-TV; sandiegocw.com
KPLR, Inc.	Missouri	KPLR-TV; cw11tv.com
KTLA Inc.	California	KTLA-TV; ktla.com
KWGN Inc.	Delaware	KWGN-TV; cw2.com
Oak Brook Productions, Inc.	Delaware

Tower Distribution Company	Delaware	WGN Cable; Superstation WGN; wgncable.com

Tribune Broadcasting News Network, Inc.	Delaware	TribNet

Tribune Broadcast Holdings, Inc.	Delaware	KRCW-TV; WTTV-TV; thecw4.com; WTTK-TV

Tribune Entertainment Company	Delaware
Magic T Music Publishing Company	Delaware
Tribune Entertainment Production Company	Delaware
435 Production Company	Delaware
5800 Sunset Productions Inc.	Delaware
Chicago River Production Company	Delaware
North Michigan Production Company	Delaware
Towering T Music Publishing Company	Delaware
Tribune (FN) Cable Ventures, Inc.	Delaware

Tribune Network Holdings Company	Delaware

Tribune Television Company	Delaware	WPMT-TV; wpmt.com; WXIN-TV; fox59.com; WTIC-TV; fox61.com; KDAF-TV; cw33.com WPHL-TV; myphl17.com

Channel 20, Inc.	Delaware
Channel 40, Inc.	Delaware	KTXL-TV; fox40.com
Channel 39, Inc.	Delaware	WSFL-TV; cwsfl.com

Tribune Television Holdings, Inc.	Delaware	WXMI-TV, wxmicom; KMYQ-TV; myq2.com

Tribune Television New Orleans, Inc.	Delaware	WGNO-TV; wgno.com; WNOL-TV; wnol.com
Tribune Television Northwest, Inc.	Delaware	KCPQ-TV; q13.com
WDCW Broadcasting, Inc.	Delaware	WDCW-TV; thecwdc.com
WGN Continental Broadcasting Company	Delaware	WGN-TV; wgntv.com; WGN Radio; wgnradio.com; Tribune Radio Network
Tribune Sports Network Holdings, LLC	Delaware
WPIX, Inc.	Delaware	WPIX-TV; cw11.com
WTXX Inc.	Delaware	WTXX-TV; wtxx.xom

Chicago National League Ball Club, Inc.	Delaware	Chicago Cubs; cubs.com

Chicago Cubs Dominican Baseball Operations, Inc.	Delaware

Diana-Quentin, Inc.	Illinois

Tribune California Properties, Inc.	Delaware

MISCELLANEOUS

California Community News Corporation	Delaware

Chicago Avenue Construction Company	Illinois

Eagle New Media Investments, LLC	Delaware

Stemweb, Inc.	New York

ForSaleByOwner.com	New York
Homeowners Realty, Inc.	Utah
Internet Foreclosure Service, Inc.	New York
Newport Media, Inc.	Delaware
ValuMail, Inc.	Connecticut
Eagle Publishing Investments, LLC	Delaware

GreenCo, Inc.	Delaware

Los Angeles Times International, Ltd.	California

JuliusAir II, LLC	Delaware

Multimedia Insurance Company	Vermont

Riverwalk Center I Joint Venture	Florida (Partnership)

Tribune License, Inc.	Delaware

Tribune Finance Service Center, Inc.	Delaware

Wrigley Field Premium Ticket Services, Inc.	Delaware